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                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:                                    Media Contact:
Ilia Lekach                                         Larry Turner
Chairman and CEO                                    Backus Turner International
E Com Ventures, Inc.                                305-573-9996
305-889-1520                                        larry@backusturner.com


                  E COM VENTURES, INC. ACQUIRES PERFUMANIA.COM
                  --------------------------------------------

MIAMI, May 15, 2000 --- E Com Ventures, Inc. (NASDAQ: ECMV) announced today that it had acquired perfumania.com from Envision Development Corporation (AMEX:
EDV). As a result, perfumania.com will become a wholly owned subsidiary of E Com Ventures, Inc. The terms of the transaction were not disclosed. E Com Ventures, Inc. already owns approximately 270 brick and mortar stores through its wholly owned subsidiary, Perfumania Marketing.

On September 29, 1999, perfumania.com completed its initial public offering and the proceeds were dedicated to establishing, developing and supporting perfumania.com's E-Commerce web site and operations. Perfumania.com has experienced rapid growth with daily page views of approximately 68,000 and daily user sessions in excess of 9,000.
Sales for the last fiscal year exceeded $2 million.

Perfumania.com is one of the nation's most prominent on-line discount fragrance retailers and wholesale distributors specializing in the sale of genuine designer fragrances, bath and body products, cosmetics and skin care treatment and related gifts and accessories for men, women and children. The market for beauty products in the United States was $25 billion in 1999. Sixty two percent of consumers surveyed said they would consider purchasing beauty products online.

The sale of perfumaia.com stems from Envision's strategy to focus on delivery of innovative, transactive eBusiness solutions. Envision seeks to deliver these benefits with a services/products spectrum including eBusiness Consulting, eBusiness System Development, eMarketing, and Application Licensing through its IsoStructureTM platform.

Ilia Lekach, Chairman and Chief Executive Officer of E Com Ventures, Inc. said, "Our subsidiary Perfumania Marketing, has achieved double digit increases in retail store sales for the past twelve months and comparable retail store sales have increased substantially for the past seventeen consecutive months. From the time of the initial public offering Perfumania Marketing has worked closely with perfumania.com, which serves as Perfumania Marketing's portal to the Internet. We were pleased to see the technical improvements which Envision Development Corporation brought to perfumania.com's web site, but as Envision's focus moved to E-Business to Business services, it became apparent that a singular direction for Perfumania Marketing and perfumania.com would




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provide best results for our shareholders. We expect this acquisition to greatly accelerate perfumania.com's growth as well as provide additional marketing and promotional opportunities for ECOMV member companies".


ABOUT E COM VENTURES:

E Com Ventures, Inc. facilitates cross marketing and cross-promotional opportunities between its member companies, e-commerce investments and its wholly owned subsidiary, Perfumania Marketing, with it's approximately 1,600 employees, 270 brick and mortar stores and $190 million in annual sales. E Com Ventures, Inc. supports startups or existing B to B or B to C companies with development strategies and financial support to introduce products and services into Internet businesses.


ABOUT ENVISION DEVELOPMENT CORPORATION:

Envision Development Corporation is a rapidly growing leader in providing web-centric transactive technologies through breakthrough applications development and end-to-end eBusiness solutions.

THIS PRESS RELEASE MAY INCLUDE INFORMATION PRESENTED WHICH CONTAINS FORWARD-LOOKING INFORMATION, INCLUDING STATEMENTS REGARDING THE STRATEGIC DIRECTION OF THE COMPANIES. THESE COMMENTS CONSTITUTE FORWARD-LOOKING STATEMENTS (WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995), WHICH INVOLVE SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE INFORMATION DISCUSSED IN THESE FORWARD LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT TO DIFFER MATERIALLY FROM THOSE DESCRIBED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS ARE GENERAL ECONOMIC CONDITIONS, COMPETITION, POTENTIAL TECHNOLOGY CHANGES, CHANGES IN OR THE LACK OF ANTICIPATED CHANGES IN THE REGULATORY ENVIRONMENT IN VARIOUS COUNTRIES, THE ABILITY TO SECURE PARTNERSHIP OR JOINT-VENTURE RELATIONSHIPS WITH OTHER ENTITIES, THE ABILITY TO RAISE ADDITIONAL CAPITAL TO FINANCE EXPANSION, AND THE RISKS INHERENT IN NEW PRODUCT AND SERVICE INTRODUCTIONS AND THE ENTRY INTO NEW GEOGRAPHIC MARKETS.

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